UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2006

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective September 22, 2006, DHI Mortgage Company, Ltd. ("DHI Mortgage"), a subsidiary of D.R. Horton, Inc., entered into an Agreement to Increase Commitment Amount (the "Commitment") with U.S. Bank National Association (the "Agent") and JPMorgan Chase Bank, N.A. ("JPM Chase"). The Commitment increases the total commitment amount of the Second Amended and Restated Credit Agreement (the "Credit Facility", also known as our mortgage warehouse loan facility), dated April 7, 2006, to $750 million on September 22, 2006 to November 6, 2006, and then back to $540 million on November 6, 2006 and thereafter.

The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. DHI Mortgage pays interest on each advance under the Credit Facility at a per annum rate of either (i) the balance funded rate, (ii) the prime rate, or (iii) the 30 day LIBOR rate plus applicable margin.

The Commitment is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit: 10.1 Agreement to Increase Commitment Amount, dated September 22, 2006, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as agent, and JPMorgan Chase Bank, N.A., as a Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

September 28, 2006	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Agreement to Increase Commitment Amount, dated September 22, 2006, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as agent, and JPMorgan Chase Bank, N.A., as a Bank.